UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2019

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

XOMA Corporation (the “Company”) and Dee Datta entered into a separation agreement pursuant to which Ms. Datta ceased serving as the Chief Business Officer of the Company effective August 31, 2019 (the “Separation Date”). Subject to the separation agreement becoming effective pursuant to the terms thereof (the “Effective Date”) and the Company’s receipt of an effective general release and waiver of claims from Ms. Datta, she will receive the following severance benefits:

1.

$400,000.00 in cash severance, payable as follows: (i) transition pay in the gross amount of $172,001.50, less required withholdings, paid in ten (10) equal monthly installments on the Company’s regularly-scheduled payroll dates and (ii) a lump sum payment of $227,998.50 payable within ten (10) days following the Effective Date.

2.	Payment of all accrued and unpaid salary and earned second quarter bonus payment through the Separation Date.

3.

Extension of the exercise periods for certain vested stock options, as follows: (i) extension until December 31, 2020 with respect to any vested stock options with an exercise price of $14.33 or $25.05 per share and (ii) extension until December 31, 2021 with respect to any vested stock options with an exercise price of $33.41 per share.

The foregoing description of the separation agreement is qualified in its entirety by reference to the full text of the separation agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: September 6, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer